Exhibit 99.1

FOR IMMEDIATE RELEASE
October 27, 2014

Interline Brands Announces Third Quarter 2014 Sales and Earnings Results

Jacksonville, Fla. - October 27, 2014 - Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of broad-line maintenance, repair and operations ("MRO") products to the facilities maintenance end-market, reported sales and earnings for the fiscal quarter ended September 26, 2014.

Third Quarter 2014 Highlights:

•	Sales increased 5% to $442.4 million

•	Adjusted EBITDA increased to $44.6 million and LTM Adjusted EBITDA increased to $138.7 million

•	Net debt(1) as of quarter-end to LTM Adjusted EBITDA ratio improved to 5.7x

Michael J. Grebe, Chairman and Chief Executive Officer, commented, “We continued to see good momentum and solid growth across our end-markets during the third quarter, with net sales up 5%. Our institutional business contributed nicely to our growth driven primarily by our national accounts program, higher cross-selling activity, and strong underlying fundamentals in the market. Our multi-family business also performed well during the quarter despite lower demand for HVAC products caused by milder weather conditions in August. We remain encouraged by the traction we are gaining from our growth initiatives, which has resulted in new customer wins, market share gains and an enhanced competitive position across all of our facilities maintenance end-markets.”

Mr. Grebe added, "The pace of our investment spend began to moderate during the quarter, which combined with higher returns on investment and strong execution helped contribute to a double digit EBITDA margin of 10.1%. We feel good about the strength of the market fundamentals across all of our end markets and will continue to prudently invest in our business and in opportunities that advance our strategic initiatives and market position.”

Third Quarter 2014 Results

Sales for the quarter ended September 26, 2014 were $442.4 million, a 5.0% increase compared to sales of $421.5 million for the quarter ended September 27, 2013. Sales to our institutional facilities customers, comprising 50% of sales, increased 6.8% for the quarter. Sales to our multi-family housing facilities customers, comprising 31% of sales, increased 4.8% for the quarter. Sales to our residential facilities customers, comprising 19% of sales, increased 1.6% for the quarter.

Gross profit increased $7.4 million, or 5.0%, to $154.4 million for the third quarter of 2014, compared to $147.0 million for the third quarter of 2013. As a percentage of sales, gross profit was consistent year-over-year at 34.9%.

Selling, general and administrative ("SG&A") expenses for the third quarter of 2014 decreased $16.6 million, or 12.7%, to $113.5 million from $130.1 million for the third quarter of 2013. SG&A expenses during the three months ended September 26, 2014 and September 27, 2013, included expenses related to our expansion initiatives of $3.4 million and $1.9 million, respectively. As a percentage of sales, SG&A expenses decreased 530 basis points to 25.6% during the third quarter of 2014 compared to 30.9% during the third quarter of 2013. The decrease in SG&A expenses as a percentage of net sales was primarily due to nonrecurring litigation-related charges recorded during the third quarter of the prior year slightly offset by the increase in expenses related to our expansion initiatives during the current quarter. Excluding distribution center consolidation and restructuring costs, acquisition-related costs, share-based compensation and litigation-related charges, but including the cost of the expansion initiatives, SG&A as a percentage of sales decreased by 26 basis points year-over-year.

Third quarter 2014 Adjusted EBITDA increased 6.9% to $44.6 million compared to $41.8 million in the third quarter of 2013. As a percentage of sales, Adjusted EBITDA improved to 10.1% from 9.9% in the prior year.

Kenneth D. Sweder, President and Chief Operating Officer, commented, “The ongoing integration of our institutional businesses is progressing as expected. More broadly, our continued investments in key areas like ecommerce and marketing, product merchandising, sales force training and supply chain programs are improving our results and relevance with key customers.”

Net income for the third quarter of 2014 was $7.2 million compared to a net loss of $7.2 million for the third quarter of 2013.

Year-To-Date 2014 Results

Sales for the nine months ended September 26, 2014 were $1,260.5 million, a 4.3% increase compared to sales of $1,208.0 million for the nine months ended September 27, 2013. Sales to our institutional facilities customers, our multi-family housing facilities customers and our residential facilities customers increased 5.2%, 5.2% and 1.4%, respectively, for the nine months ended September 26, 2014 as compared to the same period in the prior year. Sales breakdown for our institutional facilities customers, our multi-family housing facilities customers and our residential facilities customers was 50%, 30% and 20%, respectively, for the nine months ended September 26, 2014.

Gross profit increased by $18.8 million, or 4.5%, to $435.8 million for the nine months ended September 26, 2014 from $417.0 million for the nine months ended September 27, 2013. As a percentage of sales, gross profit increased 10 basis points to 34.6% from 34.5%.

SG&A expenses for the nine months ended September 26, 2014 decreased $5.6 million, or 1.6%, to $341.7 million for the nine months ended September 26, 2014 from $347.3 million for the nine months ended September 27, 2013. SG&A expenses during the nine months ended September 26, 2014 and September 27, 2013, included expenses related to our expansion initiatives of $9.8 million and $3.4 million, respectively. As a percentage of sales, SG&A expenses decreased 160 basis points to 27.1% in 2014 compared to 28.7% in 2013. The decrease in SG&A expenses as a percentage of net sales was primarily due to nonrecurring litigation-related charges recorded during the third quarter of the prior year slightly offset by the increase in expenses related to our expansion initiatives during the current period. Excluding distribution center consolidation and restructuring costs, acquisition-related costs, share-based compensation and litigation-related charges, but including the cost of the expansion initiatives, SG&A as a percentage of sales was flat year-over-year.

Adjusted EBITDA for the nine months ended September 26, 2014 of $106.1 million, or 8.4% of sales, increased 4.5% compared to $101.6 million, or 8.4% of sales, for the nine months ended September 27, 2013.

During the second quarter of 2014 Interline made a strategic marketing decision to rebrand certain trademark assets and begin to consolidate several brands under a new national brand name within its institutional customer end-market. As a result of the rebranding initiative the Company recorded a non-cash write-off of $67.5 million related to the impairment of certain indefinite-lived trademark assets due to a change in the expected useful life of the intangible assets.

Including the non-cash write-off of other intangible assets of $67.5 million during the second quarter of 2014 and the loss on extinguishment of debt of $4.2 million associated with financing activities that occurred during the first quarter of 2014, net loss for the nine months ended September 26, 2014 was $37.5 million compared to $7.5 million for the nine months ended September 27, 2013.

Operating Free Cash Flow and Leverage

Cash flows provided by operating activities for the nine months ended September 26, 2014 was $25.0 million compared to cash flows provided by operating activities of $11.1 million for the nine months ended September 27, 2013. Operating Free Cash Flow generated during the nine months ended September 26, 2014 was $60.2 million compared to $55.7 million during the nine months ended September 27, 2013.

Fred Pensotti, Chief Financial Officer, commented, “Our balance sheet and liquidity position remain solid. We had cash flow from operating activities of $12.3 million during the quarter which helped to decrease our net debt to $788.1 million while improving our net debt to LTM Adjusted EBITDA ratio to 5.7 times.”

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line MRO products to a diversified facilities maintenance customer base of institutional, multi-family housing and residential customers located primarily throughout North America, Central America and the Caribbean. For more information, visit the Company's website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the "Investor Relations" page of the Company's website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). Interline's management uses non-US GAAP measures in its analysis of the Company's performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2014 and in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2013. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend to update the information provided today prior to its next earnings release.

(1) Net debt of $788.1 million is comprised of short-term debt of $3.5 million, long-term debt of $790.8 million (excluding $0.8 million of unamortized original issue discount) and $24.0 thousand of capital leases less cash and cash equivalents of $6.1 million.

CONTACT: Lev Cela
PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 26, 2014 AND DECEMBER 27, 2013
(in thousands, except share and per share data)

	September 26, 2014	December 27, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$6,127	$6,102
Accounts receivable - trade (net of allowance for doubtful accounts of $4,127 and $3,595 as of September 26, 2014 and December 27, 2013, respectively)	197,388	165,420
Inventories	287,759	276,341
Prepaid expenses and other current assets	38,950	40,936
Income taxes receivable	—	13,563
Deferred income taxes	15,171	15,179
Total current assets	545,395	517,541
Property and equipment, net	54,113	58,665
Goodwill	486,439	486,439
Other intangible assets, net	355,414	445,046
Other assets	10,303	10,042
Total assets	$1,451,664	$1,517,733
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$136,418	$123,915
Accrued expenses and other current liabilities	74,385	69,939
Accrued interest	8,231	19,755
Income taxes payable	1,951	—
Current portion of long-term debt	3,500	—
Current portion of capital leases	24	231
Total current liabilities	224,509	213,840
Long-Term Liabilities:
Deferred income taxes	112,768	145,584
Long-term debt, net of current portion	789,943	798,347
Capital leases, net of current portion	—	10
Other liabilities	2,519	3,099
Total liabilities	1,129,739	1,160,880
Commitments and contingencies (see Note 6)
Stockholders' Equity:
Common stock; $0.01 par value, 2,500,000 authorized; 1,479,463 and 1,478,151 shares issued and outstanding as of September 26, 2014 and December 27, 2013, respectively	15	15
Additional paid-in capital	395,175	392,201
Accumulated deficit	(72,257)	(34,784)
Accumulated other comprehensive loss	(879)	(579)
Treasury stock, at cost, 415 shares held as of September 26, 2014 and none as of December 27, 2013	(129)	—
Total stockholders' equity	321,925	356,853
Total liabilities and stockholders' equity	$1,451,664	$1,517,733

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013
(in thousands)

	Three Months Ended		Nine Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013

Net sales	$442,445	$421,541	$1,260,456	$1,208,000
Cost of sales	288,046	274,563	824,697	790,993
Gross profit	154,399	146,978	435,759	417,007

Operating Expenses:
Selling, general and administrative expenses	113,480	130,052	341,695	347,288
Depreciation and amortization	14,369	12,531	39,567	37,583
Merger related expenses	—	303	102	1,275
Total operating expenses	127,849	142,886	381,364	386,146
Operating income	26,550	4,092	54,395	30,861

Impairment of other intangible assets	—	—	(67,500)	—
Loss on extinguishment of debt, net	—	—	(4,172)	—
Interest expense	(14,518)	(15,753)	(44,708)	(47,356)
Interest and other income	291	448	688	1,249
Income (loss) before income taxes	12,323	(11,213)	(61,297)	(15,246)
Income tax expense (benefit)	5,125	(4,007)	(23,824)	(7,732)
Net income (loss)	$7,198	$(7,206)	$(37,473)	$(7,514)

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013
(in thousands)

	Nine Months Ended
	September 26, 2014	September 27, 2013
Cash Flows from Operating Activities:
Net loss	$(37,473)	$(7,514)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,567	37,583
Impairment of other intangible assets	67,500	—
Amortization of deferred lease incentive obligation	(622)	(633)
Amortization of deferred debt financing costs	3,129	2,836
Amortization of debt discount (premium)	(476)	(2,342)
Tender premiums and expenses on OpCo Notes	18,510	—
Write-off of unamortized OpCo Notes fair value adjustment	(17,803)	—
Write-off of deferred debt issuance costs	3,465	—
Share-based compensation	2,591	3,933
Deferred income taxes	(32,809)	(13,038)
Provision for doubtful accounts	2,186	1,816
Loss (gain) on disposal of property and equipment	42	(1)
Other	(63)	(300)
Changes in assets and liabilities:
Accounts receivable - trade	(34,210)	(30,381)
Inventories	(11,518)	(11,768)
Prepaid expenses and other current assets	1,842	(830)
Other assets	(319)	(91)
Accounts payable	13,051	10,650
Accrued expenses and other current liabilities	4,397	17,525
Accrued interest	(11,524)	(2,026)
Income taxes	15,511	5,899
Other liabilities	(13)	(226)
Net cash provided by operating activities	24,961	11,092
Cash Flows from Investing Activities:
Purchases of property and equipment, net	(13,254)	(14,415)
Net cash used in investing activities	(13,254)	(14,415)
Cash Flows from Financing Activities:
Proceeds from ABL Facility	82,000	104,000
Payments on ABL Facility	(116,000)	(111,500)
Proceeds from issuance of Term Loan Facility, net	349,125	—
Payments on Term Loan Facility	(1,750)	—
Payment of deferred debt financing costs	(8,024)	(228)
Repayment of OpCo Notes	(300,000)	—
Payment of tender premiums and expenses on OpCo Notes	(18,510)	—
Increase in purchase card payable, net	1,419	1,845
Payments on capital lease obligations	(145)	(399)
Proceeds from issuance of common stock	365	800
Net cash used in financing activities	(11,520)	(5,482)
Effect of exchange rate changes on cash and cash equivalents	(162)	(128)
Net increase (decrease) in cash and cash equivalents	25	(8,933)
Cash and cash equivalents at beginning of period	6,102	15,801
Cash and cash equivalents at end of period	$6,127	$6,868

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
NINE MONTHS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013
(in thousands)

	Nine Months Ended
	September 26, 2014	September 27, 2013
Supplemental Disclosure of Cash Flow Information:
Cash paid (received) during the period for:
Interest	$53,480	$48,714
Income taxes, net of refunds	(6,510)	(313)

Schedule of Non-Cash Investing and Financing Activities:
Capital expenditures incurred but not yet paid	433	603

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
THREE AND NINE MONTHS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013
(in thousands)

EBITDA and Adjusted EBITDA
					Last Twelve Months Ended September 26, 2014
	Three Months Ended		Nine Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
EBITDA
Net (loss) income (GAAP)	$7,198	$(7,206)	$(37,473)	$(7,514)	$(36,299)
Interest expense, net	14,508	15,743	44,645	47,322	60,365
Income tax expense (benefit)	5,125	(4,007)	(23,824)	(7,732)	(26,939)
Depreciation and amortization	14,369	12,531	39,567	37,583	52,022
EBITDA	41,200	17,061	22,915	69,659	49,149

EBITDA Adjustments
Impairment of other intangible assets	—	—	67,500	—	67,500
Loss on extinguishment of debt	—	—	4,172	—	4,172
Merger related expenses	—	303	102	1,275	204
Share-based compensation	1,063	1,401	2,591	3,933	3,988
Distribution center consolidations and restructuring costs	1,676	1,485	5,747	4,600	9,454
Acquisition-related costs, net	215	172	957	344	985
Litigation-related charges	327	20,924	1,646	20,924	2,563
Impact of straight-line rent expense	139	409	472	835	661
Adjusted EBITDA	$44,620	$41,755	$106,102	$101,570	$138,676
Adjusted EBITDA margin	10.1%	9.9%	8.4%	8.4%	8.4%

We define EBITDA as net income (loss) adjusted to exclude interest expense, net of interest income; provision (benefit) for income taxes; and depreciation and amortization expense.

We define Adjusted EBITDA as EBITDA adjusted to exclude merger-related expenses associated with the acquisition of the Company by affiliates of GS Capital Partners and P2 Capital Partners; share-based compensation, which is comprised of non-cash compensation arising from the grant of equity incentive awards; loss on extinguishment of debt, which is comprised of gains and losses associated with specific significant financing transactions such as writing off the deferred financing costs associated with our previous asset-based credit facility and previously refinanced indentures; distribution center consolidations and restructuring costs, which are comprised of facility closing costs, such as lease termination charges, property and equipment write-offs and headcount reductions, incurred as part of the rationalization of our distribution network, as well as employee separation costs, such as severance charges, incurred as part of a restructuring; acquisition-related costs, which include our direct acquisition-related expenses, including legal, accounting and other professional fees and expenses arising from acquisitions, as well as severance charges, stay bonuses, and fair market value adjustments to earn-outs; litigation-related charges associated with the class action lawsuit filed by Craftwood Lumber Company in 2011 and other nonrecurring litigation-related charges; and the non-cash impact on rent expense associated with the effect of straight-line rent expense on leases due to the application of purchase accounting. Adjusted EBITDA does not include the effect of estimated cost reduction actions that have been entered into but for which the benefits will not be realized until the following fiscal year, such as purchasing synergies primarily resulting from the JanPak acquisition as well as expected cost savings from various contract renegotiations.

EBITDA and Adjusted EBITDA differ from Consolidated EBITDA as defined in our credit agreements and EBITDA as defined in our indenture. We believe EBITDA and Adjusted EBITDA allow management and investors to evaluate our operating performance without regard to the adjustments described above which can vary from company to company depending upon the acquisition history, capital intensity, financing options and the method by which its assets were acquired. While adjusting for these items limits the usefulness of these non-US GAAP measures as performance measures because they do not reflect all the related expenses we incurred, we believe adjusting for these items and monitoring our performance with and without them helps management and investors more meaningfully evaluate and compare the results of our operations from period to period and to those of other companies. Actual results could differ materially from those presented. We believe these items for which we are adjusting are not indicative of our core operating results. These items impacted net income (loss) over the periods presented, which makes direct comparisons between years less meaningful and more difficult without adjusting for them. While we believe that some of the items excluded in the calculation of EBITDA and Adjusted EBITDA are not indicative of our core operating results, these items did impact our income statement during the relevant periods, and management therefore utilizes EBITDA and Adjusted EBITDA as operating performance measures in conjunction with other measures of financial performance under US GAAP such as net income (loss).

Operating Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Adjusted EBITDA	$44,620	$41,755	$106,102	$101,570

Changes in net working capital items:
Accounts receivable	(5,422)	(6,671)	(34,210)	(30,381)
Inventories	3,846	3,750	(11,518)	(11,768)
Accounts payable	(3,633)	(2,043)	13,051	10,650
Increase in net working capital	(5,209)	(4,964)	(32,677)	(31,499)

Less: capital expenditures	(4,013)	(3,820)	(13,254)	(14,415)
Operating Free Cash Flow	$35,398	$32,971	$60,171	$55,656

We define Operating Free Cash Flow as Adjusted EBITDA adjusted to include the cash provided by (used for) our core working capital accounts, which are comprised of accounts receivable, inventories and accounts payable, less capital expenditures. We believe Operating Free Cash Flow is an important measure of our liquidity as well as our ability to meet our financial commitments. We use operating free cash flow in the evaluation of our business performance. However, a limitation of this measure is that it does not reflect payments made in connection with investments and acquisitions. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.